Exhibit 99.2

EMPLOYMENT AGREEMENT

        This Employment Agreement dated as of the Effective Date (as hereinafter defined), is hereby made by and between Cendant Corporation, a Delaware corporation (the “Company”) and Ronald Nelson (the “Executive”).

        WHEREAS, the Company desires to employ the Executive as a full-time employee of the Company and the Executive desires to serve the Company in such capacity.

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I
EMPLOYMENT

        The Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Period of Employment as provided in Section III below and upon the terms and conditions provided in this Agreement.

SECTION II
POSITION AND RESPONSIBILITIES

        During the Period of Employment, the Executive will serve as a full-time employee of the Company and will report directly to the Chief Executive Officer of the Company (the “CEO”). During the period from the Effective Date through May 11, 2003 (the “Initial Period”), the Executive will serve the Company in the capacity of Senior Executive Vice President-Finance and thereafter during the Period of Employment, the Executive will serve the Company in the capacity of Chief Financial Officer. During the Period of Employment (excluding the Initial Period), the Company’s Administration, Mergers and Acquisitions, and Finance groups will report directly to the Executive. Except for illness, incapacity or any reasonable vacation periods, the Executive will, during the Period of Employment, devote substantially all of his time and attention during normal business hours to the performance of services for the Company, or as otherwise reasonably directed by the CEO from time to time. During the Period of Employment, the Executive will not serve as a director of any other company, except as otherwise agreed to by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for (i) serving, with the prior approval of the Committee, as a director or member of a committee or organization involving no actual or potential conflict of interest with the Company; (ii) delivering lectures and fulfilling speaking engagements; (iii) engaging in charitable and community activities; and (iv) investing his personal assets in such form or manner that will not violate this Agreement or require services on the part of the Executive in the operation or affairs of the companies in which those investments are made. The activities described in clauses (i), (ii) and (iii) of the immediately preceding sentence will be allowed as long as they do not materially affect or interfere with the performance of the Executive’s duties and obligations to the Company. The Executive’s primary office location for performing services hereunder will be the Company’s corporate headquarters in New York, New York, except for normal and reasonable business travel in connection with his duties hereunder. Executive understands that he may be required to perform his duties from the Company’s northern New Jersey office several days per week.

        Effective as of the Effective Date, the Executive will become a member of the Board. Thereafter, during the Period of Employment, the Company will nominate the Executive, and use its best efforts to have the Executive re-elected, to the Board. Following the termination of the Executive’s employment for any reason, the Executive will resign from the Board effective as of the effective date of such termination.

SECTION III
PERIOD OF EMPLOYMENT

        The period of the Executive’s employment under this Agreement will begin on April 14, 2003 (the “Effective Date”) and end on the third anniversary of the Effective Date, subject to earlier termination as provided herein (the “Period of Employment”); provided, however, that the Period of Employment will be automatically extended for an additional year on each anniversary of the Effective Date thereafter, unless written notice of non-extension is provided by either party to the other party at least 30 days prior to any such anniversary (a “Notice of Non-Extension”). The Executive agrees that, prior to the Effective Date, he will make himself reasonably available from time to time at the Company’s request for transition purposes.

SECTION IV
COMPENSATION AND BENEFITS

A.     Compensation.

        For services rendered by the Executive pursuant to this Agreement during the Initial Period, the Company will pay the Executive base salary at an annual rate equal to two hundred fifty thousand dollars ($250,000.00) (the “Initial Base Salary”) and thereafter during the Period of Employment, the Company will pay the Executive base salary at an annual rate equal to seven hundred sixty-two thousand five hundred dollars ($762,500.00) (the “CFO Base Salary”). The Executive will be eligible to receive annual increases in the CFO Base Salary in accordance with the Company’s customary procedures regarding the salaries of senior officers with due consideration given to the published Consumer Price Index applicable to the New York/New Jersey greater metropolitan area. The CFO Base Salary in effect from time to time is hereinafter referred to as the “Base Salary.”

B.     Annual Incentive Awards.

        The Executive will be eligible for discretionary annual incentive compensation awards; provided, that the Executive will be eligible to receive an annual incentive compensation award in respect of each fiscal year of the Company during the Period of Employment with a target level of 200% of earned Base Salary, subject to the Company’s attainment of applicable performance targets established and certified by the Committee. Notwithstanding the foregoing, so long as the Executive remains employed to the end of the Company’s 2003 fiscal year, the Executive will receive an annual incentive compensation award for such fiscal year equal to not less than 200% of the sum of Initial Base Salary plus CFO Base Salary earned by the Executive from the Effective Date through the end of such fiscal year; provided, that in any event such incentive compensation award (expressed as a percentage of CFO Base Salary) will be not less than the percentage of base salary earned as an incentive compensation award for such fiscal year by any executive of the Company who reports directly to the current CEO of the Company (such executives, for purposes of this Agreement, the “CEO Direct Reports”). The parties acknowledge that it is currently contemplated that the aforementioned performance targets will be stated in terms of “earnings per share” of the Company’s common stock. However, such targets may relate to such other financial and business criteria of the Company or any of its subsidiaries or business units as determined by the Committee in its sole discretion. The terms and conditions applicable to any other annual incentive compensation award granted to the Executive during the Period of Employment under any annual incentive program of the Company will be no less favorable than those applicable to any of the CEO Direct Reports. Each annual incentive compensation award referred to herein is hereinafter referred to as an “Incentive Compensation Award.”

C.    Employee Benefits.

        During the Period of Employment, the Company will provide the Executive with employee benefits generally offered to all similarly situated senior executives of the Company and with perquisites no less favorable than those offered to the CEO Direct Reports (excluding in each case, however, any special perquisites exclusively provided pursuant to an employment agreement in effect on the Effective Date (including any renewals pursuant to the terms thereof) between the Company and any CEO Direct Report (a “Relevant Contract”)), subject to the terms of the applicable employee benefit plans or policies of the Company.

D.     Expenses.

        During the Period of Employment, the Company will reimburse the Executive for reasonable business expenses incurred and timely submitted in accordance with any applicable policy of the Company.

E.     Long-Term Incentives.

    1.        Inducement Option Grant. The Executive is hereby granted, effective as of the Effective Date, a ten-year option (the “Initial Option”) to purchase 1 million shares of the Company’s common stock, par value $.01, of the series designated CD Common Stock. The Initial Option will be granted under the Company’s 1997 Stock Option Plan (the “1997 Plan”); will have an exercise price per share equal to the fair market value (as defined in the 1997 Plan) of the underlying shares on the date of grant; will vest and become exercisable with respect to twenty-five percent (25%) of the shares covered thereby on each of the first four anniversaries of the Effective Date; and in other respects will be subject to the terms and provisions of such Plan and such conditions as the Committee will specify, such terms and conditions to be no less favorable than the terms and conditions applicable to options granted in 2003 to any other CEO Direct Report (excluding terms and conditions set forth exclusively in a Relevant Contract).

    2.        Future Long-Term Incentives. Beginning in 2004 and in each calendar year during the Period of Employment thereafter, the Executive will be eligible for a long-term incentive award in such form, in such amounts and subject to such terms and conditions as determined by the Committee in its sole discretion; provided, however, that the terms and conditions of each such award will be no less favorable to the Executive than those long-term incentive awards granted in such fiscal year to the CEO Direct Reports (excluding terms and conditions set forth exclusively in a Relevant Contract). It is anticipated that such long-term awards will take the form of restricted stock units (“RSUs”) with a targeted grant date value of $1.5 million; however, the actual value will remain subject to the discretion of the Committee, which may take into account any appropriate considerations in making such determination, including without limitation the performance of the Company and/or the Executive.

    3.        Other Long-Term Incentives. The terms and conditions applicable to any other cash- or equity-based long-term incentive award granted to the Executive during the Period of Employment will be no less favorable than those granted or applicable to any such award granted to any of the CEO Direct Reports (excluding terms and conditions set forth exclusively in a Relevant Contract).

F.     Relocation.

        In connection with the Executive’s becoming employed by the Company, the Company will reimburse the Executive for all costs actually incurred in connection with the relocation of the Executive’s household to the East Coast, including a full gross-up for taxes incurred as a result of such reimbursements.

G.     Change in Control.

        Each long-term incentive award, including options and RSUs, then held by the Executive that is not then vested (and, if applicable, exercisable) shall become immediately vested (and, if applicable, exercisable) upon a Change-of-Control Transaction (as defined in the Company’s 1999 Broad-Based Employee Stock Option Plan as in effect on the date hereof (the “1999 Plan”)). The Company agrees that it shall not, without the Executive’s prior written consent, amend its Executive Officer Excise Tax Gross Up Program in a manner that is adverse to the Executive.

SECTION V
DISABILITY

        If the Executive becomes Disabled, as defined below, during the Period of Employment, the Period of Employment may be terminated at the option of the Executive upon notice of resignation to the Company, or at the option of the Company upon notice of termination to the Executive. The Company’s obligation to make payments to the Executive under this Agreement will cease as of such date of termination, except for earned but unpaid Initial Base Salary and Base Salary and any earned but unpaid Incentive Compensation Awards and long-term incentive awards (including, without limitation, RSUs), and except that the portion of any outstanding stock option or other long-term incentive award then held by the Executive that is not yet vested (and, if applicable, exercisable) will become immediately vested (and, if applicable, exercisable) and any option then held by the Executive will remain exercisable until the third anniversary of the date of termination (but in no event beyond the expiration date of such option). For purposes of this Agreement, “Disabled” means the Executive’s inability to perform his duties hereunder as a result of serious physical or mental illness or injury for a period of no less than 90 days, together with a determination by an independent medical authority that (i) the Executive is currently unable to perform such duties and (ii) in all reasonable likelihood such disability will continue for a period in excess of an additional 90 days. Such medical authority will be mutually and reasonably agreed upon by the Company and the Executive and such opinion will be binding on the Company and the Executive.

SECTION VI
DEATH

        In the event of the death of the Executive during the Period of Employment, the Period of Employment will end and the Company’s obligation to make payments under this Agreement will cease as of the date of death, except for earned but unpaid Initial Base Salary and Base Salary and any earned but unpaid Incentive Compensation Awards and long-term incentive awards (including, without limitation, RSUs), and except that the portion of any outstanding stock option and other long-term incentive award then held by the Executive (including without limitation, RSUs) that is not yet vested (and, if applicable, exercisable) will become immediately vested (and, if applicable, exercisable) and any such option will remain exercisable by the Executive’s surviving spouse, estate or personal representative, as applicable, until the third anniversary of the date of death (but in no event beyond the expiration date of such option).

SECTION VII
EFFECT OF TERMINATION OF EMPLOYMENT

A.     Without Cause Termination and Constructive Discharge. If the Executive’s employment is terminated during the Period of Employment by the Company due to a Without Cause Termination or by the Executive due to a Constructive Discharge (each as defined below), the Company will pay the Executive (or his surviving spouse, estate or personal representative, as applicable) upon such Without Cause Termination or Constructive Discharge (i) a lump sum amount equal to the sum of the Executive’s then current Base Salary plus then targeted Incentive Compensation Award, multiplied by 299% and (ii) any and all Initial Base Salary and Base Salary and Incentive Compensation Awards and other long-term incentive awards (including, without limitation, RSUs) earned but unpaid through the date of such termination. In addition, (1) that portion of any outstanding stock option then held by the Executive that is not yet vested and exercisable will become immediately vested and exercisable and any option then held by the Executive will remain exercisable until the third anniversary of the effective date of such termination (but in no event beyond the expiration date of such option) and (2) all other long-term incentive awards (including, without limitation, RSU’s) then held by the Executive will become immediately vested. Further, (i) in lieu of COBRA benefits, the Executive will be entitled to continuation of group medical, dental and vision benefits as from time to time provided under the Company plans and policies, for the three-year period following such termination of employment, at no greater cost applicable to active employees from time to time; provided, that such benefits will be reduced to the extent they are made available by a subsequent employer and (ii) the Executive shall have the right to receive all vested benefits to which he is entitled under the Company’s various employee benefit plans (other than severance plans). In the event that, during the Period of Employment, the Executive’s employment is terminated pursuant to this Section VII A. either (1) prior to the third anniversary of the Effective Date or (2) within the one-year period immediately following a Change-of-Control Transaction (as defined in the 1999 Plan), the Company will reimburse the Executive for the reasonable costs incurred in his relocating to the West Coast (including those categories of costs previously reimbursed pursuant to Section IV F.), including a full tax gross-up for taxes incurred as a result of such reimbursements; provided, however, that (x) the Executive must initiate such relocation within 180 days following the effective date of termination and (y) the Company shall not be required to incur costs with respect to such relocation in excess of its costs incurred in relocating the Executive to the East Coast pursuant to Section IV F. Except as provided in this Section VII A. and Section XIV, the Company will have no further obligations to the Executive hereunder.

B.     Termination for Cause; Resignation. The Executive may terminate his employment in a Resignation without breach of this Agreement. If the Executive’s employment terminates due to a Termination for Cause or a Resignation, Initial Base Salary, Base Salary, any Incentive Compensation Awards and any long-term incentive awards (including, without limitation, RSUs) earned but unpaid as of the date of such termination will be paid to the Executive in a lump sum and the Executive shall have the right to receive all vested benefits to which he is entitled under the Company’s various employee benefit plans (other than severance plans). Except as provided in this Section VII B. and Section XIV, the Company will have no further obligations to the Executive hereunder.

C.     For purposes of this Agreement, the following terms have the following meanings:

    i.        “Termination for Cause” means (A) the Executive’s willful failure to substantially perform his duties as an employee of the Company or any of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), (B) any act of fraud, misappropriation, willful dishonesty, embezzlement or similar conduct against the Company or any of its subsidiaries, (C) the Executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal), (D) the Executive’s gross negligence in the performance of his duties hereunder, (E) any investigation, litigation or other proceeding relating to the affairs of one or more of the Public Corporations (as defined in Section XIX hereof) materially interferes over an extended period of time with the Executive’s performance of his duties and responsibilities as contemplated by this Agreement or (F) by reason of any court or administrative order, arbitration award or other ruling, the Executive’s ability to fully perform his duties as Chief Financial Officer or as a member of the Board is materially impaired.

    ii.        “Constructive Discharge” means (A) any material failure of the Company to fulfill its obligations under this Agreement (including without limitation any reduction of the Base Salary, as the same may be increased during the Period of Employment, or other material element of compensation), (B) the failure of the Company to nominate the Executive for re-election to the Board, the failure of the Executive to serve in the capacity of Chief Financial Officer of the Company from and after May 12, 2003 or the Executive’s no longer reporting directly to the CEO, in each case other than in connection with an event giving rise to a Termination for Cause, (C) any material diminution in the Executive’s positions, functions, duties or responsibilities hereunder, (D) the receipt by the Executive of the Notice of Non-Extension, (E) the appointment of anyone other than the Company’s current CEO or the Executive to the position of President, Chief Executive Officer or Chief Operating Officer of the Company (or any successor thereto), (F) relocation of the Company’s headquarters or the Executive’s principal place of employment outside the New York City/northern New Jersey area or (G) as a result of or in connection with a Change-of-Control Transaction (as defined in the 1999 Plan), Executive is no longer both the chief financial officer and a director of a publicly-traded corporation. The Executive will provide the Company a written notice which describes the circumstances being relied on for such termination with respect to this Agreement within thirty (30) days after the event giving rise to the notice; in the absence of the Executive providing such notice within the 30-day period, the Executive will be deemed to have waived his right to claim Constructive Discharge. The Company will have thirty (30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

    iii.        “Without Cause Termination” or “Terminated Without Cause” means termination of the Executive’s employment by the Company other than due to death, Disability, or Termination for Cause.

    iv.        “Resignation” means a termination of the Executive’s employment by the Executive, other than in connection with a Constructive Discharge.

D.     Conditions to Payment and Acceleration. All payments and benefits due to the Executive under Section VII will be made as soon as practicable (or, if applicable, in accordance with the terms of the applicable benefit plan or incentive plan and award agreement); provided, however, that such payments and benefits provided under Section VII A. will be subject to, and contingent upon, the execution by the Executive (or his beneficiary or estate) of a release of claims against the Company and its affiliates in such form determined by the Company in its sole discretion. The payments due to the Executive under this Section VII will be in lieu of any other severance benefits otherwise payable to the Executive under any severance plan of the Company or its affiliates.

SECTION VIII
OTHER DUTIES OF THE EXECUTIVE
DURING AND AFTER THE PERIOD OF EMPLOYMENT

A.     The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and fully cooperate with the Company and its affiliates as may be reasonably requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party, and the Company will reimburse the Executive for any expenses incurred by the Executive in connection therewith.

B.     The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of the Company or any of its affiliates (“Information”) is confidential and is a unique and valuable asset of the Company or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive’s duties under this Agreement. The Executive will not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive will not make use of the Information for his own purposes or for the benefit of any person or organization other than the Company or any of its affiliates. The Executive will also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of the Company or its affiliates, whether made by the Executive or otherwise coming into his possession, are confidential and will remain the property of the Company or its affiliates.

C.     i. During the Period of Employment and for a two-year period thereafter (the “Restricted Period”), irrespective of the cause, manner or time of any termination, the Executive will not use his status with the Company or any of its affiliates to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company or any of its affiliates.

    ii.        During the Restricted Period, the Executive will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of the Company or any of its affiliates or in any way injuring the interests of the Company or any of its affiliates. During the Restricted Period, the Executive, without prior express written approval by the Board, will not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that the Company’s and its affiliates’ businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence will operate throughout the United States and the world.

    iii.        During the Restricted Period, the Executive, without express prior written approval from the Board, will not solicit any members or the then-current clients of the Company or any of its affiliates for any existing business of the Company or any of its affiliates.

    iv.        During the Restricted Period, the Executive will not interfere with the employees or affairs of the Company or any of its affiliates or solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor will the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

    v.        For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more than 5% of any class of equity interest in a publicly-held company and the term “affiliate” means all subsidiaries and licensees of the applicable entity.

D.     The Executive hereby acknowledges that damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company will be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section VIII without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction will be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party will oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section VIII.

E.     The period of time during which the provisions of this Section VIII will be in effect will be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

F.     The Executive agrees that the restrictions contained in this Section VIII are an essential element of the compensation the Executive is granted hereunder and but for the Executive’s agreement to comply with such restrictions, the Company would not have entered into this Agreement.

SECTION IX

WITHHOLDING TAXES

        The Executive acknowledges and agrees that the Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.

SECTION X
EFFECT OF PRIOR AGREEMENTS

        This Agreement contains the final and entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior representations, agreements, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

SECTION XI
CONSOLIDATION, MERGER OR SALE OF ASSETS

        Nothing in this Agreement will preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets the term “the Company” will mean the other corporation and this Agreement will continue in full force and effect.

SECTION XII
MODIFICATION

        This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

SECTION XIII
REPRESENTATIONS

        The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

SECTION XIV
INDEMNIFICATION AND MITIGATION

        The Company will indemnify the Executive to the fullest extent permitted by the laws of the state of the Company’s incorporation in effect at that time or under the Certificate of Incorporation and By-Laws of the Company, whichever affords greater protection to the Executive. If the Company maintains a directors and officers’ liability insurance policy, the Executive will be covered by such policy to the same extent as the Company’s other executive officers and directors. The Executive will not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor, except as specifically provided in Section VII A., will the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive’s employment hereunder terminates.

SECTION XV
GOVERNING LAW

        This Agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement will be governed by the internal laws of that state.

SECTION XVI
ARBITRATION

A.     Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section VIII for which the Company may, but will not be required to, seek injunctive relief) will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

B.     The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

C.     Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys’ fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

D.     The parties agree that this Section XVI has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section XVI will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

E.     The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

SECTION XVII
SURVIVAL

        Sections IV D., V, VI, VII, VIII, IX, X, XII, XIII, XIV, XV, XVI and XVIII will continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.

SECTION XVIII
SEPARABILITY

        All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

SECTION XIX
REPRESENTATION OF THE EXECUTIVE

        The Executive represents that, as of the date of filing of the particular financial statement or other public filing referred to below, he had no knowledge of any accounting irregularity with respect to, or any material misstatement or omission contained in, any financial statement or other public filing made by any publicly-traded corporation on whose board of directors the Executive served as of such date (each such corporation being referred to as a “Public Corporation”).

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

CENDANT CORPORATION
By:	/s/ Terry P. Conley Terry P. Conley Executive Vice President, Human Resources

EXECUTIVE
By:	/s/ Ronald L. Nelson Ronald L. Nelson